EXHIBIT 99(a)


                    DEALER MANAGERS AGREEMENT


                         April __, 1995



Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

          PacifiCorp, an Oregon corporation (the "Company"), plans to make an offer, upon the terms and subject to the conditions referred to below (the "Exchange Offer"), for up to 5,000,000 issued and outstanding shares of $1.98 No Par Serial Preferred Stock, Series 1992 (Cumulative, $25 Stated Value) (the "Series 1992 Preferred Stock"), in exchange for the Company's __% Junior Subordinated Deferrable Interest Debentures, Series A, due 2025 (the "Debentures") to be issued under an indenture (together with an indenture supplemental thereto or resolution of the Company's Board of Directors relating to the Debentures, the "Indenture") dated as of [_____], 1995 between the Company and [The Bank of New York], as Trustee (the "Trustee"), on the basis of $25 principal amount of Debentures for each share of Series 1992 Preferred Stock. The Debentures are further described in the Prospectus referred to below. The exchange of Series 1992 Preferred Stock for Debentures pursuant to the Exchange Offer is referred to herein as the "Exchange." The date of the Exchange is referred to herein as the "Exchange Date."

          The Company hereby confirms its agreement with each of you, as Dealer Managers, as follows:

          1. Registration Statement, Prospectus, Schedule 13E-4 and Offering Materials. (a) The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-4 (File No. 33-[_____]) in respect of the Debentures issuable pursuant to the Exchange Offer, and such registration statement and any amendments thereto, each in the form heretofore delivered to you, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, is hereinafter called the "Registration Statement"; and the final prospectus, in the form included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus," except that, if a prospectus relating to the Debentures is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" shall refer to such prospectus as so filed; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 11 of Form S-4 under the Securities Act as of the date of the Prospectus (the "Incorporated Documents"); and any reference to any amendment or supplement to the Prospectus or the Registration
Statement shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and deemed to be incorporated by reference in the Prospectus.

          (b) The Company has also prepared and filed with the Commission under the Exchange Act and the rules and regulations of the Commission thereunder a Statement on Schedule 13E-4 with respect to the Exchange Offer (as such Statement may be amended from time to time, and including exhibits thereto and any documents incorporated by reference therein, the "Schedule 13E-4").

          (c) The Company has furnished, or will promptly furnish, to each of you a signed copy of each of the Registration Statement and the Schedule 13E-4, all amendments or supplements thereto and any other filings with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement became effective, and copies of all exhibits and documents filed therewith or incorporated therein by reference.

          (d) The Registration Statement and the Prospectus, and the related letter from the Dealer Managers to brokers, dealers, commercial banks, trust companies and other nominees, the letter to beneficial owners of the shares of Series 1992 Preferred Stock, the letter of transmittal to be used by holders tendering shares of Series 1992 Preferred Stock pursuant to the Exchange Offer (the
"Letter of Transmittal"), the notice of guaranteed delivery, the letter to, and the questions and answers prepared for the assistance of, brokers, securities dealers, commercial banks, trust companies and other nominees and the letter from such nominees to their clients and any newspaper announcements, press releases and other offering materials and information as the Company may use or prepare, or as the Company may approve or authorize in writing for use, in connection with the Exchange Offer, including the Schedule 13E-4, each as amended or supplemented from time to time, are referred to herein collectively as the "Exchange Offer Materials."

          2. Exchange Offer; Appointment as Dealer Managers. (a) The Company shall commence the Exchange Offer as soon as practicable after the execution and delivery hereof by publicly announcing the commencement thereof and shall distribute by mail, or cause to be mailed on its behalf, copies of the Prospectus, the Letter of Transmittal, together with a return envelope, and such of the other Exchange Offer Materials as may be required or as the Company may elect to furnish to each holder of record of shares of Series 1992 Preferred Stock (the date of the commencement of such distribution being herein called the "Commencement Date"). You, as Dealer Managers, shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of shares of Series 1992 Preferred Stock.

          (b) The Company hereby appoints you as Dealer Managers in connection with the Exchange Offer and authorizes you to act on its behalf in accordance with this Agreement and the terms of the Exchange Offer Materials to solicit acceptances of the Exchange Offer.

          (c) The Company has approved the Exchange Offer and the Exchange Offer Materials and authorizes you and any other securities dealer or any commercial bank or trust company to use the Exchange Offer Materials in connection with the solicitation of tenders.

          (d) The Company authorizes you, as Dealer Managers, to communicate with any agent appointed by the Company with respect to matters relating to the Exchange Offer (the "Exchange Agent") pursuant to an Exchange Agent Agreement to be entered into between the Company and the Exchange Agent (the "Exchange Agent Agreement") and any other agent appointed by the Company with respect to other matters relating to the Exchange Offer. In soliciting tenders of shares of Series 1992 Preferred Stock pursuant to the Exchange Offer, each of you, as Dealer Managers, agrees not to distribute offering materials and other written information in connection with the Exchange Offer other than the Exchange Offer Materials.

          (e) The Company agrees that it will not use or publish any material in connection with the Exchange Offer, or refer to you in any such material, without first consulting you.

          3. Solicitation of Tenders. (a) Each of you, as Dealer Managers, acting severally and not jointly, agrees to use your best efforts to solicit tenders of shares of Series 1992 Preferred Stock pursuant to the Exchange Offer. In soliciting tenders, no securities broker or dealer, commercial bank or trust company that solicits tenders pursuant to the Exchange Offer shall be deemed to act as your agent or the agent of the Company. You, as Dealer
Managers, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company. In soliciting tenders, you, as Dealer Managers, shall act as independent contractors and shall not be deemed to act as agents of the Company, and the Company shall not be deemed to act as your agent. Nothing contained in this Agreement shall constitute you, as Dealer Managers, as partners or joint venturers with the Company or any of its subsidiaries.

          (b) The Company shall furnish to you, as Dealer Managers, as soon as practicable after the date hereof, with cards or lists in reasonable quantities or copies thereof showing the names of persons, to the extent known to the Company, who were the holders of record of the shares of Series 1992 Preferred Stock as of a recent date, together with their addresses, and the number of shares of Series 1992 Preferred Stock held by them. The Company also shall use its best efforts to advise you from day to day during the period of the Exchange Offer, as to any transfers in the holders of record of shares of Series 1992 Preferred Stock. The Company shall also advise you, to the extent known and available to the Company, of the names and addresses of beneficial owners of the shares of Series 1992 Preferred Stock. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer and not to furnish such information to any other person except in connection with the Exchange Offer.

          (c) The Company shall advise you, or cause the Exchange Agent to advise you, at 5:00 P.M., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested) by telephone or facsimile transmission, as of 4:00 P.M. (or as of the time of such request) on such day with respect to shares of Series 1992 Preferred Stock tendered as follows: (i) the number of shares validly tendered on such day; (ii) the number of shares validly tendered represented by certificates physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation of receipt of book-entry transfer of such shares into the Exchange Agent's account at a book-entry transfer facility pursuant to the procedures set forth in the Exchange Offer) on such day; (iii) the number of shares represented by notices of guaranteed delivery on such day; (iv) the number of shares properly withdrawn on such day; and (v) the cumulative totals as of such date of the number of shares in clauses (i) through (iv) above. If requested by you, on the day following such oral communication, the Company shall furnish, or cause the Exchange Agent to furnish, to you a written report confirming the above information that has been communicated orally. The Company shall furnish to you, or cause the Exchange Agent to furnish to you, such other information on the tendering holders of shares of Series 1992 Preferred Stock as may be reasonably required from time to time.

          (d) To the extent practicable until the Exchange Date, the Company shall use its best efforts to cause copies of the Prospectus, the Letter of Transmittal, together with a return envelope, and other appropriate Exchange Offer Materials to be mailed to each person who becomes a holder of record of any shares of Series 1992 Preferred Stock.

          4. Covenants of the Company. The Company covenants and agrees with you that:

          (a) The Company will notify you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereof, has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Schedule 13E-4 or any amended or additional Exchange Offer Materials shall have been filed, of the receipt of any comments from the Commission relating to the Exchange Offer, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any of the Exchange Offer Materials, of the suspension of the qualification of the Debentures for offering or sale in connection with the Exchange Offer in any jurisdictions, of any request by the Commission to amend or supplement the Registration Statement, the Prospectus, the
     Schedule 13E-4 or the other Exchange Offer Materials or for additional information or of the institution or threatening of any proceedings for any such purpose. The Company will also inform you, promptly after it receives notice thereof, of any litigation or other administrative proceeding with respect to the Exchange Offer.

          (b) The Company agrees to furnish each of you with as many copies of the Exchange Offer Materials as you may reasonably request for use by you in connection with the Exchange Offer during the period of the Exchange Offer. The
     Company will cause all amendments and supplements filed with the Commission to be distributed to holders of record of shares of Series 1992 Preferred Stock as may be required by the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder. During the period when a prospectus is required to be delivered in connection with the Exchange Offer by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder, the Company will deliver to each of you, without charge, such number of copies of the Prospectus and the other Exchange Offer Materials (as supplemented or amended) as you may reasonably request. During such period, before amending or supplementing the Registration Statement, the Prospectus, the Schedule 13E-4 or the other Exchange Offer Materials, or preparing or approving any other material for use in connection with the Exchange Offer, the Company will furnish you with a copy of each such proposed amendment or supplement or other material and agrees not to use any such proposed amendment or supplement or other material that shall be reasonably disapproved by you after reasonable notice thereof.

          (c) The Company will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder in connection with the Exchange Offer Materials, the Exchange Offer and the transactions contemplated hereby and thereby. If, at any time during the period when a prospectus in connection with the Exchange Offer is required to be delivered by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or any of the other Exchange Offer Materials in order that the Prospectus or other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus or other Exchange Offer Materials are delivered, not misleading, or if it shall be necessary for any other reason during such period to amend or supplement the Registration Statement, the Schedule 13E-4 or the Prospectus or any of the other Exchange Offer Materials in order to comply with applicable law, the Company will notify you and promptly prepare and furnish, at its own expense, to you and file with the Commission, if required, such amendment or supplement, as may be necessary so that the statements in the Prospectus or other Exchange Offer Materials, as amended or supplemented, will not, in the light of the circumstances under which they were made when the Prospectus or the other Exchange Offer Materials are delivered, be misleading or so that the Registration Statement, the Prospectus, the Schedule 13E-4 or such other Exchange Offer Materials comply with applicable law.

          (d) During the time a prospectus relating to the Debentures is required to be delivered under the Securities Act, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Debentures for offer and sale under the Blue Sky laws of such jurisdictions as you may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file any consents to service of process under the laws of any jurisdiction.

          (e)  In accordance with Rule 158 under the Securities
     Act, the Company will make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158 under the Securities Act) of the Registration Statement.

          (f) The Company, during the period when a prospectus relating to the Debentures is required to be delivered under the Securities Act by any Dealer Manager, will promptly (i) file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and (ii) notify each of you of any written notice given to the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 15c3-1 under the Exchange Act) of any intended decrease in any rating of any of the Debentures or any preferred stock or first mortgage or first mortgage and collateral trust bonds of the Company or of any intended change in any such rating that does not indicate the direction of the possible change, in each case by any such rating organization.

          (g) The Company shall promptly give you notice of any change in the expiration date of the Exchange Offer (the "Expiration Date"), of the occurrence of any event that could cause the Company to withdraw, rescind, modify or amend the Exchange Offer, of the occurrence of any event that could have a reasonable likelihood or purpose of causing the Series 1992 Preferred Stock to be delisted from the New York Stock Exchange (the "NYSE") and of any consummation of the Exchange Offer.

          (h) The Company will use its best efforts to cause the Debentures to be duly authorized for listing on the NYSE, subject to official notice of issuance, and to be registered under the Exchange Act.

          (i)  Between the date of this Agreement and the later of
     (i) the expiration of ten business days after the Expiration Date and (ii) the consummation of the Exchange Offer, the Company will not, without your prior written consent, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any Debentures or any preferred stock or other securities of the Company that are substantially similar to the Debentures or any securities convertible into or exchangeable for Debentures, preferred stock or such substantially similar securities of the Company.

          (j) The Company will promptly enter into an agreement with the Exchange Agent substantially in the form of such agreement previously furnished to you.

          5. Compensation and Expenses. (a) The Company shall pay to Goldman, Sachs & Co., for your respective accounts, as compensation for your services to the Company hereunder, a fee of
(i) if more than 2,500,000 shares of Series 1992 Preferred Stock are validly tendered for exchange in accordance with the Exchange Offer and not withdrawn at the Expiration Date, 1% and (ii) if 2,500,000 or fewer shares of Series 1992 Preferred Stock are validly tendered for exchange in accordance with the Exchange Offer and not withdrawn at the Expiration Date, four-fifths of 1%, in each case of the aggregate liquidation preference value of such Series 1992 Preferred Stock exchanged pursuant to the Exchange Offer. Such fee shall be paid by certified or official bank check in immediately available funds concurrently with the acceptance of shares of Series 1992 Preferred Stock by the Company pursuant to the Exchange Offer or other termination of the Exchange Offer. The Company shall pay to any Soliciting Dealer (as defined in the Exchange Offer Materials), including you, a solicitation fee of 2% of the aggregate liquidation preference value of all Series 1992 Preferred Stock tendered and exchanged pursuant to the Exchange Offer through such Soliciting Dealer.

          In addition, the Company also will reimburse you as Dealer Managers, whether or not the Exchange Offer shall commence or be consummated and whether or not you receive any compensation under the immediately preceding paragraph, for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of your counsel) incurred in connection with the Exchange Offer, payable as provided below.

          (b) Whether or not any shares of Series 1992 Preferred Stock are tendered pursuant to the Exchange Offer, the Company covenants and agrees to pay or cause to be paid the following: (i) the fees for the registration of the Debentures under the Securities Act and all fees and expenses payable (including the reasonable fees and expenses of your counsel) in connection with securing any required review by the National Association of Securities Dealers, Inc., (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the Exchange Offer, the negotiation and delivery of the accountants' letters referred to in Section 8(g) hereof and all other expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, any preliminary prospectus relating to the Debentures, the Prospectus, the Schedule 13E-4 and the other Exchange Offer Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to you, the Exchange Agent and the holders of the shares of Series 1992 Preferred Stock, (iii) your reasonable expenses and the reasonable fees and expenses of your counsel, (iv) all expenses (including the reasonable fees and expenses of counsel) payable pursuant to Section 4(d) hereof and in connection with the Preliminary (and any Supplemental) Blue Sky Survey prepared in respect thereof, (v) the fees and expenses of the Exchange Agent and any agent of the Exchange Agent and the fees and disbursements of counsel for the Exchange Agent and any information agent appointed in connection with the Exchange Offer, (vi) the listing fees incident to the listing of the Debentures on the NYSE,
(vii) all costs and expenses incurred in the preparation, printing, mailing and publishing of the Prospectus, the Registration Statement, the Schedule 13E-4, the other Exchange Offer Materials, this Agreement and all other documents relating to the Exchange Offer and any amendments or supplements thereto, (viii) all fees payable to securities dealers (including you), commercial banks, trust companies and nominees as reimbursement of their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, all fees and expenses of any forwarding agent, all advertising charges and any applicable transfer taxes payable by the Company in connection with the Exchange Offer, (ix) the preparation, printing and distribution of this Agreement, the Exchange Agent Agreement, the Indenture, the Debentures and the Preliminary (and any Supplemental) Blue Sky Survey, (x) the delivery of the Debentures to be issued pursuant to the Exchange Offer, (xi) the fees and expenses of the Trustee, including fees and disbursements of counsel for the Trustee in connection with the Indenture and the Debentures, (xii) all other costs and expenses incident to the Exchange Offer or to the performance by the Company of its obligations hereunder that are not otherwise specifically provided for in this Section 5(b) and
(xiii) expenses incurred by you as a result of presenting testimony or evidence, or preparing to present testimony or evidence, in connection with any court or administrative proceeding arising out of or in connection with the Exchange Offer.

          6.  Representations and Warranties by the Company.  The
Company represents and warrants and agrees with each of you, as Dealer Managers, that:

          (a) (i) The Registration Statement, as of the applicable effective date, complied and the Prospectus, at the time of any filing with the Commission, will comply, except in each case for Incorporated Documents, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder; (ii) the Registration Statement, as of the applicable effective date, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) the Prospectus, at the time of any filing with the Commission, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (iv) each Incorporated Document, at the time originally filed with the Commission pursuant to the Exchange Act, complied and will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; provided, however, that the Company makes no representation or warranty as to such part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee.

          (b) The Schedule 13E-4, as originally filed and subsequently amended, the other Exchange Offer Materials and any amendment or supplement thereto conform, or will conform, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder; and none of the Schedule 13E-4, the other Exchange Offer Materials or any amendment or supplement thereto includes, or will include, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Neither the making and consummation of the Exchange Offer nor the consummation of the transactions herein and therein contemplated has a purpose of producing, either directly or indirectly, the effect of causing the Series 1992 Preferred Stock to not be listed on the NYSE; and, as of the Commencement Date, the Company does not believe that either the making and consummation of the Exchange Offer or the consummation of the transactions herein and therein contemplated will have a reasonable likelihood of producing, either directly or indirectly, the effect of causing the Series 1992 Preferred Stock to not be listed on the NYSE.

          (d) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained herein.

          (e) The consolidated financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Schedule 13E-4 present fairly the financial condition and operations of the Company and its consolidated subsidiaries at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Registration Statement, the Prospectus and the Schedule 13E-4; and Deloitte & Touche LLP, who examined the audited financial statements, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (f) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon with corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Debentures; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

          (g) Except as reflected in, or contemplated by, the Registration Statement and the Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, affairs, business prospects, property or financial condition of the Company, whether or not arising in the ordinary course of business; since such dates there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and the Prospectus and transactions in the ordinary course of business; and the Company has no material contingent obligation that is not disclosed in the Registration Statement and the Prospectus.

          (h) The Company is not in violation of the Second Restated Articles of Incorporation of the Company, as amended (the "Articles"), or its Bylaws, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, agreement or other instrument to which it is a party or by which it may be bound, the effect of which is material to the Company and its subsidiaries taken as a whole; and neither the execution or delivery of this Agreement, the Indenture, the Exchange Agent Agreement, the making and consummation of the Exchange Offer, the issuance and delivery of the Debentures pursuant to the Exchange Offer, the consummation of the transactions herein and therein contemplated, the fulfillment of the terms hereof and thereof nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of, or constitute a default under, (i) the Articles or the Company's Bylaws, as amended, or any material contract, agreement or other instrument that the Company has assumed or to which it is now a party or by which it may be bound or (ii) any order, rule or regulation applicable to the Company of any court or any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties.

          (i) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (j) The Debentures have been duly authorized and, when authenticated and delivered in accordance with the Indenture and exchanged for the Series 1992 Preferred Stock in accordance with the Exchange Offer, will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Debentures conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

          (k) The making and consummation of the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company.

          (l) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus (except for changes referred to therein or contemplated thereby and additional shares offered under the Company's Dividend Reinvestment and Stock Purchase Plan, K Plus Employee Savings and Stock Ownership Plan or Utah Power
     & Light Company Employee Savings and Stock Purchase Plan).

          (m) No legal or governmental proceeding is pending or, to the best of the Company's knowledge, is currently being threatened challenging the consummation of the transactions contemplated by this Agreement and the Exchange Offer.

          (n) On the Exchange Date, the Debentures will have been approved for listing on the NYSE, subject to notice of issuance.

          (o) Unless terminated in accordance with the terms of the Exchange Offer, the Company will accept shares of Series 1992 Preferred Stock for Exchange in accordance with and subject to the terms and conditions of the Exchange Offer; and the Company will have made, or will cause the Exchange Agent to make, appropriate arrangements with The Depository Trust Company and any other "qualified" registered securities depositary, as may be necessary, to allow for the book-entry movement of tendered shares of Series 1992 Preferred Stock and the Debentures between depositary participants and the Exchange Agent.

          (p) The Exchange Agent Agreement has been duly authorized by the Company and, when executed and delivered, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          Any certificate signed by an officer of the Company and delivered to you, as Dealer Managers, or to Winthrop, Stimson, Putnam & Roberts, counsel for the Dealer Managers ("Counsel for the Dealer Managers"), shall be deemed a representation and warranty by the Company to each of you as to the statements herein.

          7. Indemnity. (a) The Company agrees: (i) to indemnify and hold harmless each of you, as Dealer Managers, from and against any and all losses, claims, damages, expenses or liabilities (or action in respect thereof) that arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Incorporated Documents, the Registration Statement, the Prospectus, the Schedule 13E-4 or the other Exchange Offer Materials or in any amendment or supplement to any of the foregoing or in any press release issued or authorized by the Company, or that arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except, as to either of you, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission arising out of or based upon statements in or omissions from that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee, (B) any breach by the Company of any representation or warranty or failure to comply with any of the agreements on the part of the Company set forth herein or (C) a withdrawal, rescission, termination or modification of, or a failure to make or consummate, the Exchange Offer; and (ii) to indemnify and hold each of you, as Dealer Managers, harmless from and against any other loss, claim, damage, expense or liability (or action in respect thereof) that otherwise arises out of or is based upon or asserted against either of you in connection with or as a result of you acting as Dealer Managers in connection with the Exchange Offer or that arises in connection with your engagement under this Agreement, except as to each of you, as Dealer Managers, severally and not jointly, to the extent that any such losses, damages, liabilities, expenses or claims referred to in this clause (ii) results from your gross negligence, willful misconduct or bad faith in performing the services that are the subject of this Agreement.
In the event that you become involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with your engagement under this Agreement or arising out of the Exchange Offer, the Company also agrees to indemnify and hold you harmless against and to reimburse you for (A) any and all expenses
(including any legal and other fees and expenses incurred in connection with the cost of any investigation and preparation) incurred in connection therewith and (B) any amount paid in settlement of any litigation commenced or threatened or of any claim whatsoever as set forth herein if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld. The Company also agrees that neither of you, nor any of your respective affiliates, nor any or your respective partners, directors, agents, employees or controlling persons (if any), as the case may be, or any such affiliates, shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with your engagement under this Agreement, except as to each of you, as Dealer Managers, severally and not jointly, to the extent that any loss, damage, expense, liability or claim incurred by the Company results from your gross negligence, willful misconduct or bad faith in performing the services that are the subject of this Agreement.

          (b) Promptly after receipt by either of you, as an indemnified party under Section 7(a) hereof, of notice of such indemnified party's involvement in any action, proceeding or investigation, such indemnified party shall, if a claim in respect thereof is to be made against the Company under Section 7(a) hereof, notify the Company in writing of such involvement, but failure so to notify the Company shall not relieve it from any liability on account of this indemnity agreement except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action, proceeding or investigation shall be brought against or otherwise involve any such indemnified party and such indemnified party shall notify the Company of the commencement thereof or such indemnified party's involvement therein, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to the Company). Upon assumption by the Company of the defense of such action, proceeding or investigation, the Company shall not be liable to such indemnified party under this Section 7(b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless such indemnified party and the Company are named parties to any such action, proceeding or investigation (including any impleaded parties) and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, without the written consent of either of you, as an indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (c) If for any reason the indemnification provided for in Section 7(a) hereof is unavailable to or insufficient to hold either of you, as an indemnified party, harmless in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then the Company, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such indemnified party, as Dealer Managers, on the other hand in the matters contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if such indemnified party failed to give the notice required under Section 7(b) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to in the immediately preceding sentence but also the relative fault of the Company on the one hand and such indemnified party, as Dealer Managers, on the other with respect to such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits to the Company on the one hand and such indemnified party, as Dealer Managers, on the other in connection with the matters contemplated by this Agreement shall be deemed to be in the same proportion as the maximum aggregate value of the consideration proposed to be exchanged for the shares of Series 1992 Preferred Stock pursuant to the Exchange Offer bears to the maximum aggregate fee proposed to be paid to such indemnified party pursuant to Section 5 hereof as a result of the exchange of the shares of Series 1992 Preferred Stock pursuant to the Exchange Offer. The relative fault of the Company on the one hand and you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company and its affiliates or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d) The Company and you, as Dealer Managers, agree that it would not be just and equitable if contribution pursuant to
Section 7(c) hereof were determined by pro rata allocation or by any other method of allocation (even if you, as Dealer Managers, were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in Section 7(c) hereof. The amount paid or payable by either of you, as an indemnified party, as a result of the losses claims damages and liabilities referred to in Section 7(c) hereof shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          (e) The agreements contained in Section 5 hereof, the indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination or cancellation of this Agreement, (ii) any completion of the engagement provided by this Agreement or (iii) any investigation made by or on behalf of either of you or any of your respective officers, partners or directors or any person controlling either of you or by or on behalf of the Company, its directors or officers, any authorized representative or any person controlling the Company and shall survive any acquisition of the shares of Series 1992 Preferred Stock pursuant to the Exchange Offer or otherwise.

          (f) The reimbursement, indemnity and contribution obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have, shall extend upon the same terms and conditions to your affiliates and your partners, directors, agents, employees and controlling persons (if any) and shall be binding upon and inure to the benefit of any of your successors, assigns, heirs and personal representatives and any other such persons referred to above.

          8. Conditions of Obligations. Your respective obligations to act as Dealer Managers hereunder shall be subject, in your discretion, to the conditions that:

          (a) All representations, warranties and other statements of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are now, and on the Commencement Date, the Expiration Date and the Exchange Date shall be, true and correct.

          (b) The Company at all times during the Exchange Offer shall have performed all of its obligations hereunder theretofore required to be performed.

          (c) The Registration Statement shall have become effective on or prior to the Commencement Date; any Prospectus required to be filed with the Commission shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations of the Commission thereunder and in accordance with Section 4(b) hereof; at any time during the Exchange Offer, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; there shall not have been, at any time during the Exchange Offer, any temporary restraining order or injunction issued restraining or enjoining you from acting in your respective capacities as Dealer Managers with respect to the Exchange Offer; the orders of the public utility regulatory authorities in the States of Idaho, Montana, Oregon, Utah and Wyoming each authorizing the issuance and exchange of the Debentures by the Company pursuant to the Exchange Offer, the order dated April 27, 1988 of the California Public Utilities Commission exempting any issuance of securities of the Company from its jurisdiction and the order of the Washington Utilities and Transportation Commission as to the compliance by the Company with the filing requirements of RCW 80.08.040 shall be in full force and effect and shall not then be either contested or the subject of review or appeal, and such orders constitute the only approval, authorization, consent or other order of any governmental body legally required for the authorization of the issuance and exchange of the Debentures by the Company pursuant to the Exchange Offer, except such as may be required under the Securities Act or under state or other securities or Blue Sky laws; and the Company shall have delivered to you, as Dealer Managers, a certificate of the Company signed by the President or any Vice President of the Company, dated the Commencement Date and the Exchange Date, respectively, to such effect with copies attached thereto of such orders and of evidence of qualification of the Company to transact business as a foreign corporation in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

          (d) On each of the Commencement Date and the Exchange Date, you, as Dealer Managers, shall have received an opinion of Stoel Rives Boley Jones & Grey, counsel for the Company ("Counsel for the Company"), dated the respective dates of delivery thereof, in form and substance satisfactory to Counsel for the Dealer Managers, to the effect that:

          (i) the Company is a corporation duly organized and validly existing corporation under the laws of the State of Oregon;

          (ii) the Company has due corporate right and corporate authority to own its properties and to carry on the business in which it is engaged as described in the Prospectus and to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Debentures;

          (iii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

          (iv) the Debentures have been duly authorized and executed by the Company and, when exchanged for Series 1992 Preferred Stock in accordance with the Exchange Offer, will constitute valid and legally binding agreements of the Company enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

          (v) the terms of the Debentures and the capital stock of the Company conform as to legal matters to the descriptions thereof and the statements in regard thereto contained in the Registration Statement and the Prospectus; and the specimen of the Debentures is in due and proper form;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) the Exchange Agent Agreement has been duly authorized, executed and delivered by the Company;

          (viii) the making and consummation of the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company;

          (ix) the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission and the Public Service Commission of Wyoming have entered appropriate orders, which to the best knowledge of such counsel remain in full force and effect on the date of such opinion, each authorizing the issuance and sale of the Debentures by the Company pursuant to the Exchange Offer; the Washington Utilities and Transportation Commission has entered an appropriate order, which to the knowledge of such counsel remains in full force and effect on the date of such opinion, as to the compliance by the Company with the filing requirements of RCW 80.08.040; and such orders constitute the only approval, authorization, consent or other order of any governmental body legally required for the authorization of the issuance and exchange of the Debentures by the Company pursuant to the Exchange Offer, except such as may be required under the Securities Act or under state or other securities or Blue Sky laws;

          (x) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Exchange Agent Agreement, the making and consummation of the Exchange Offer, the issuance and delivery of the Debentures pursuant to the Exchange Offer, the compliance by the Company with all of the provisions of this Agreement and the Exchange Agent Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) the Articles or Bylaws of the Company, as amended, or any indenture, mortgage, deed of trust or other material agreement for money borrowed the terms of which are known to such counsel to which the Company is a party or by which it may be bound or (ii) any order, rule or regulation applicable to the Company of any court or any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties;

          (xi) the Registration Statement, at the applicable effective date, and the Prospectus, at the time of any filing pursuant to Rule 424(b) under the Securities Act (except in each case as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass, and except for any Incorporated Documents), complied as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; each Incorporated Document as originally filed pursuant to the Exchange Act (except as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass) complied as to form when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; the Schedule 13E-4, as originally filed and subsequently amended, and the other Exchange Offer Materials (other than the Registration
     Statement and the Prospectus) (except as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass) complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; the Registration Statement has become, and on the date of such opinion is, effective under the Securities Act and, to the best of such counsel's knowledge, no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act; and nothing has come to the attention of such counsel that has caused them to believe that (i) the Registration Statement (except as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass), at the applicable effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus
     (except as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass), at the time of any filing pursuant to Rule 424(b) under the Securities Act or on the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the Schedule 13E-4 and the other Exchange Offer Materials (other than the Registration Statement and the Prospectus) (except as to financial statements and other financial and statistical data contained therein, upon which such opinion need not pass), on the date originally filed and subsequently amended or on the date of such opinion, included or include any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (xii) those portions of the Registration Statement or the Prospectus that are stated therein to have been made on the authority of such counsel have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct; and

          (xiii) to the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened against the Company or its subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus other than those disclosed therein.

In rendering such opinion, Counsel for the Company may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials. References to the Exchange Offer Materials in this
Section 8(d) shall include any amendments or supplements thereto at the date such opinion is rendered.

          (e) On each of the Commencement Date and the Exchange Date, you, as Dealer Managers, shall have received an opinion of Counsel for the Dealer Managers, dated the respective dates of delivery thereof, with respect to the matters set forth in paragraphs (i), (iii), (iv), (v), (vi) and (ix) and the first, third, fourth and fifth clauses of paragraph (xi) of Section 8(d) hereof and other related matters as you may reasonably require, and the Company shall have furnished to Counsel for the Dealer Managers such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Counsel for the Dealer Managers may rely (i) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and (ii) upon the opinion of Counsel for the Company rendered pursuant to Section 8(d) as to matters involving the application of laws other than the laws of the State of New York.

          (f) On each of the Commencement Date and the Exchange Date, the Exchange Agent shall have furnished to you, as Dealer Managers, a certificate, dated the respective dates of delivery thereof, of an appropriate officer of the Exchange Agent, in form and substance satisfactory to you, to the effect that:

          (i) the Exchange Agent has been duly incorporated and is validly existing as a trust company in good standing under the laws of the State of New York, with full power, authority and legal right under such law to execute, deliver and carry out the terms of the Exchange Agent Agreement;

          (ii) the Exchange Agent Agreement has been duly authorized, executed and delivered by the Exchange Agent; and

          (iii) the Exchange Agent Agreement constitutes a valid and binding obligation of the Exchange Agent.

          (g)  On each of the Commencement Date and the Exchange
Date, Deloitte & Touche LLP shall have furnished to you, as Dealer Managers, a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect that:

          (i) in their opinion, the consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Schedule 13E-4 and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations of the Commission thereunder;

          (ii) on the basis of a reading of the unaudited consolidated financial statements, if any, included or incorporated by reference in the Registration Statement, the Prospectus and the Schedule 13E-4 and the latest available interim unaudited consolidated financial statements of the Company, the performance of the procedures specified by the American Institute of Certified Public Accountants for a review of any such unaudited consolidated financial information as described in Statement on Auditing Standards No. 71, inquiries of officials of the Company responsible for financial and accounting matters and a reading of the minutes of meetings of the shareholders and the Board of Directors of the Company and the Finance and Pricing Committees thereof through a specified date not more than five Business Days prior to the date of such letter, nothing came to their attention that caused them to believe that: (A) any material modification should be made to the unaudited consolidated financial statements, if any, included or incorporated by reference in the Registration Statement, the Prospectus and the Schedule 13E-4 for them to be in conformity with generally accepted accounting principles or any such unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the rules and regulations of the Commission thereunder; (B) for the twelve months ended as of the date of the latest available financial statements of the Company, there were any decreases in revenues, earnings on common stock or earnings per common share as compared with the comparable period of the preceding year; or (C) at the date of the latest available financial statements of the Company and at a subsequent date not more than five Business Days prior to the date of such letter, there was any change in the capital stock (except for sales under the Company's Dividend Reinvestment and Stock Purchase Plan, K Plus Employee Savings and Stock Ownership Plan or Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp) or long-term debt of the Company or any decrease in its net assets as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement, the Prospectus and the Schedule 13E-4, except in all instances for changes or decreases that the Registration Statement, the Prospectus or the Schedule 13E-4 discloses have occurred or may occur, or for changes or decreases that are described in such letter that are reasonably satisfactory to you;

          (iii) if unaudited pro forma financial statements are included or incorporated by reference in the Registration Statement, the Prospectus and the Schedule 13E-4, on the basis of a reading of such financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the company acquired or to be acquired who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma financial statements, nothing came to their attention that caused them to believe that such pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that such pro forma adjustments have not been properly applied to such historical amounts in the compilation of such pro forma financial statements; and

          (iv) covering such other matters as you shall reasonably request, including but not limited to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Schedule 13E-4 and any other information of an accounting, financial or statistical nature included therein.

References to the Registration Statement, the Prospectus and the
Schedule 13E-4 in this Section 8(g) shall include any amendments or supplements thereto at the Commencement Date or the Exchange Date, as the case may be.


          (h) On each of the Commencement Date and the Exchange Date, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may then be amended or supplemented, except as may otherwise be stated therein or contemplated thereby, any material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; and, on each of the Commencement Date and the Exchange Date, you, as Dealer Managers, shall have received a certificate of the Company signed by the President or any Vice President of the Company reasonably satisfactory to you, as Dealer Managers, dated as of the respective dates of delivery thereof, to the effect that (i) there has been no such material adverse change,
(ii) the other representations and warranties on the part of the Company contained in this Agreement are true and correct (with the same force and effect as though expressly made on and at and as of the Commencement Date and the Exchange Date, except that references therein to the Registration Statement, the Prospectus and the
Schedule 13E-4 shall include any amendments or supplements thereto at such dates), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement on or prior to the Commencement Date and the Exchange Date and (iv) no stop order suspending the effectiveness of the Registration Statement (as so amended or supplemented) has been issued and no proceedings for the purpose have been initiated or threatened by the Commission.

          (i) On or after the date hereof there shall not have occurred any of the following: (i) a banking moratorium declared either by federal authorities or authorities in the States of New York or Oregon, (ii) trading in securities generally on the NYSE or of any securities of the Company being suspended by the Commission, the NYSE or the Pacific Stock Exchange or the establishment by the Commission or the NYSE, any federal or state agency or the decision of any court of any limitation on the prices for such trading or any restrictions on the distribution of such securities, (iii) any outbreak or material escalation of hostilities or other calamity or crisis affecting the financial markets of the United States shall have occurred, (d) a downgrading in the ratings of any of the Debentures or any preferred stock or first mortgage or first mortgage and collateral trust bonds of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 15c3-1 under the Exchange Act) or (e) any change in the business or properties of the Company, the effect of which is such as to make it impracticable to proceed with the sale or delivery of the Debentures and, in the case of any of the events specified in clauses (a) through (d) of this Section 8(i), the effect of such event, singly or together with any other such events, is such as to make it, in your judgment, impracticable to proceed with the sale or delivery of the Debentures.


          (j) On or prior to the Exchange Date, the Debentures shall have been duly listed, subject to notice of issuance, on the NYSE.

          (k)  On or prior to the Exchange Date, the Exchange
Agreement shall be in full force and effect.

          (l) On or prior to the Exchange Date, Moody's Investors Service, Inc. and Standard & Poor's Ratings Group shall have publicly assigned to the Debentures ratings of [__] and [__], respectively, which ratings shall be in full force and effect on the Exchange Date.

          (m) On the Commencement Date and the Exchange Date, Counsel for the Dealer Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Debentures as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Debentures and as herein contemplated shall be satisfactory in form and substance to you, as Dealer Managers, and Counsel for the Dealer Managers.

          In case any of the conditions specified above in this
Section 8 shall not have been fulfilled, this Agreement may be terminated by you upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of either party to the other party except as otherwise provided in
Section 5(b) hereof and except for any liability under Section 7 hereof.

          9. Miscellaneous. (a) This Agreement is made solely for your benefit, as Dealer Managers, the Company and any officer, partner, director or controlling person referred to in Section 7 hereof, and their respective successors, assigns and legal representatives and no other person shall acquire to have any right under or by virtue of this Agreement.

          (b) Except as otherwise expressly provided in this Agreement whenever notice is required by the provisions of this Agreement to be given to (i) the Company, such notice shall be in writing addressed to PacifiCorp, at 700 N.E. Multnomah, Suite 1600, Portland, Oregon 97232, Attention of Richard T. O'Brien, Vice President; (ii) Goldman, Sachs & Co., such notice shall be in writing addressed to Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004, Attention of Greg Power and (iii) Salomon Brothers Inc, such notice shall be addressed in writing to Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention of Marwan Marshi.

          (c) This Agreement contains the entire understanding of the parties with respect to each of you acting as Dealer Managers in connection with the Exchange Offer and supersedes all of your prior agreements understandings and negotiations with respect to such activities. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of separate counterparts each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.
          If the foregoing is in accordance with your understanding of our agreement please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement among the Company and each of you.

                              Very truly yours,

                              PACIFICORP



                              By:    RICHARD T. O'BRIEN
                                 ------------------------------------
                                 Name:  Richard T. O'Brien
                                 Title:  Vice President

The undersigned hereby
confirms that the foregoing
Agreement, as of the date
thereof, correctly sets forth
the agreement among the Company
and the undersigned.


- -------------------------------
    Goldman, Sachs & Co.


SALOMON BROTHERS INC


By: ___________________________
    Name:
    Title: